EXHIBIT 99.1

210 Westwood Place South, Suite 400 Brentwood, TN 37027

NEWS	FOR IMMEDIATE RELEASE

     DOANE PET CARE CONTINUES POSITIVE EARNINGS MOMENTUM IN Q1 2005

Brentwood, Tennessee, May 10, 2005 – Doane Pet Care Company (the “Company”) today reported sales and earnings results for its fiscal 2005 first quarter.

Quarterly Results

For the first quarter of fiscal 2005, the Company’s net sales were $267.1 million compared to $270.9 million for the first quarter of fiscal 2004, a decrease of 1.4%. Excluding the benefit of the favorable foreign currency exchange rate, net sales decreased 2.6%. This decrease was primarily due to our cost-sharing arrangements and the related impact of passing through lower commodity costs.

The Company reported net income of $7.2 million for its 2005 first quarter compared to a net loss of $7.8 million for the 2004 first quarter. Income from operations increased to $26.9 million in 2005 from $11.0 million in 2004. The substantial improvement in income from operations was primarily due to lower global commodity costs. In addition, the period-over-period change in the Company’s income from operations was impacted by a $4.1 million favorable change in the required mark-to-market fair value accounting of the Company’s commodity derivative instruments and $3.5 million of other operating income primarily related to favorable litigation settlements.

Net cash provided by operating activities was $4.6 million for the 2005 first quarter compared to cash used by operating activities of $2.1 million for the 2004 first quarter. The improvement was principally due to higher earnings partially offset by the timing of payments of certain accrued expenses.

Adjusted EBITDA increased 30.3% in the current quarter to $31.1 million, or up $7.3 million from $23.8 million for the first quarter of 2004. The significant increase was largely due to lower global commodity costs.

The Company believes cash flows from operating activities is the most directly comparable GAAP financial measure to the non-GAAP Adjusted EBITDA liquidity measure typically reported in its earnings releases. The calculation of Adjusted EBITDA is explained below in the section titled “Adjusted EBITDA Supplemental Information.”

Doug Cahill, the Company’s President and CEO, said, “This was a great quarter for our company. While our dry raw material costs have declined to a more normalized level, we continue to combat the same cost pressures that our customers are combating such as fuel, packaging, natural gas and medical costs. Fortunately, our global team did a terrific job in moderating the impact of these cost pressures with excellent performance in safety, service and productivity this past quarter. We remain optimistic about our prospects for the balance of 2005 despite some upward movement in dry raw material costs in recent weeks.”

Adjusted EBITDA Supplemental Information

Adjusted EBITDA is a non-GAAP liquidity measure presented in this press release as a supplemental disclosure to cash flows from operating activities. Management believes that it is a useful presentation to investors in addition to GAAP cash flows from operating activities because of the significant impact working capital fluctuations can have on reported cash flows from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company’s ability to service its debt and fund capital expenditures. In addition, management believes that Adjusted EBITDA is of interest to the Company’s investors and lenders because it is the basis for the calculation of the financial covenant tests under the Company’s senior credit facility. The Company’s management uses Adjusted EBITDA to evaluate its business, to allocate resources and capital and to measure performance for incentive compensation purposes.

However, Adjusted EBITDA should be considered in addition to, not as a substitute for, cash flows from operating activities. The Company has significant uses of cash flows, including capital expenditures, interest payments, income tax payments, debt principal repayments and other charges, which are not reflected in Adjusted EBITDA. The Company defines Adjusted EBITDA as cash flows from operating activities, including income from joint ventures, before interest paid, income taxes paid, changes in working capital and certain other charges. These other charges include SFAS 133 accounting as well as charges associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.

A reconciliation of Adjusted EBITDA to GAAP net income (loss) and GAAP cash flows from operating activities is included as a table below.

Forward-Looking Statements

All statements in this press release, including those relating to the Company’s 2005 outlook, other than statements of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: decreases or changes in demand for the Company’s products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, foreign currency exchange rate fluctuations, future investment returns in its pension plans, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company’s SEC filings, including without limitation the Company’s 2004 Annual Report on Form 10-K. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances. All forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary statement.

About the Company

Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to approximately 550 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, soft-dry, wet, treats and dog biscuits.

For more information about the Company, including its SEC filings and past press releases, please visit www.doanepetcare.com. However, nothing contained therein shall be deemed to be a part of this press release.

CONTACT: Philip K. Woodlief, Vice President, Finance and Chief Financial Officer Tel: (615) 373-7774

-four tables to follow-

DOANE PET CARE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	First quarter
	2005	2004
Net sales	$267.1	$270.9
Cost of goods sold	215.0	230.1

Gross profit	52.1	40.8
% of net sales	19.5%	15.1%

Operating expenses:
Promotion and distribution	14.4	14.2
Selling, general and administrative	13.1	13.2
Amortization	1.2	1.2
Other operating (income) expense	(3.5)	1.2

Income from operations	26.9	11.0

Interest expense, net	18.7	18.0
Other income, net	(0.3)	(0.4)

Income (loss) before income taxes	8.5	(6.6)

Income tax expense	1.3	1.2

Net income (loss)	$7.2	$(7.8)

DOANE PET CARE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions, except Par Value and Shares)
(Unaudited)

	End of
	First quarter	Fiscal
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$27.6	$28.8
Accounts receivable, net	102.1	112.4
Inventories, net	69.4	68.3
Deferred tax assets	2.4	2.4
Prepaid expenses and other current assets	11.1	7.1

Total current assets	212.6	219.0
Property, plant and equipment, net	248.6	258.1
Goodwill and other intangible assets	384.5	390.5
Other assets	32.4	34.3

Total assets	$878.1	$901.9

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Current maturities of long-term debt	$3.6	$3.7
Accounts payable	87.1	102.2
Accrued liabilities	52.0	59.2

Total current liabilities	142.7	165.1

Long-term debt:
Long-term debt, excluding current maturities	578.8	580.1
Senior Preferred Stock (Redeemable), 3,000,000 shares authorized, 1,200,000 shares issued and outstanding, $114.9 current redemption value	110.5	106.4

Total long-term debt	689.3	686.5
Deferred tax liabilities	34.5	33.6
Other long-term liabilities	9.7	9.5

Total liabilities	876.2	894.7

Commitments and contingencies

Stockholder’s equity:
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in-capital	115.7	115.7
Accumulated other comprehensive income	50.2	62.7
Accumulated deficit	(164.0)	(171.2)

Total stockholder’s equity	1.9	7.2

Total liabilities and stockholder’s equity	$878.1	$901.9

DOANE PET CARE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	First quarter
	2005	2004
Cash flows from operating activities:
Net income (loss)	$7.2	$(7.8)
Items not requiring (providing) cash:
Depreciation	8.8	8.4
Amortization	1.2	1.4
Deferred income tax expense	1.0	0.9
Non-cash interest expense	5.5	4.7
Equity in joint ventures	(0.3)	(0.3)
Asset impairments	—	0.4
Changes in current assets and liabilities	(18.8)	(9.8)

Net cash provided by (used in) operating activities	4.6	(2.1)

Cash flows from investing activities:
Capital expenditures	(4.5)	(2.1)
Other, net	(0.6)	(0.5)

Net cash used in investing activities	(5.1)	(2.6)

Cash flows from financing activities:
Principal payments on long-term debt	(0.9)	(1.5)
Payments for debt issuance costs	—	(3.0)

Net cash used in financing activities	(0.9)	(4.5)
Effect of exchange rate changes on cash and cash equivalents	0.2	—

Decrease in cash and cash equivalents	(1.2)	(9.2)
Cash and cash equivalents, beginning of period	28.8	29.3

Cash and cash equivalents, end of period	$27.6	$20.1

ADJUSTED EBITDA RECONCILIATION FOR
DOANE PET CARE COMPANY AND SUBSIDIARIES
(Dollars in Millions)
(Unaudited)

HISTORICAL RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
AND CASH FLOWS FROM OPERATING ACTIVITIES

	First quarter
	2005	2004
Net income (loss)	$7.2	$(7.8)
Adjustments to net income (loss):
Interest expense, net	18.7	18.0
Income tax expense	1.3	1.2
Depreciation	8.8	8.4
Amortization	1.2	1.4
SFAS 133 (gain) loss	(2.6)	1.4
Other operating (income) expense	(3.5)	1.2

Adjusted EBITDA	31.1	23.8
Changes in current assets and liabilities	(18.8)	(9.8)
Adjustments to net income (loss) which are changes in current assets and liabilities:
Change in interest payable	2.2	1.3
Change in income taxes payable	—	0.1
SFAS 133 gain (loss)	2.6	(1.4)
Other operating expenses	—	(1.6)
Adjustments to net income (loss) which provide (require) cash:
Interest paid	(15.4)	(14.6)
Income taxes paid	(0.3)	(0.4)
Other operating income	3.5	0.8
Equity in joint ventures	(0.3)	(0.3)

Net cash provided by (used in) operating activities	$4.6	$(2.1)